UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: July 8, 2009

MEXORO MINERALS LTD.

(Exact name of registrant as specified in its charter)

Colorado	0-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

C. General Retana #706 Col San Felipe Chihuahua, Chih. Mexico	31203
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  + (52) 614 426 5505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 8, 2009, Mexoro Minerals, Ltd., a Colorado corporation (the “Mexoro”), and its subsidiary, Sunburst Mining de México S.A. de C.V., entered into an Agreement for the Assignment of Mining Agreements (the “Agreement”) with Paramount Gold and Silver Corp., a Delaware corporation (“Paramount”), and its subsidiary, Paramount Gold de Mexico S.A. de C.V., a Mexican corporation (“Paramount Gold de Mexico”).  Pursuant to the terms of the Agreement, Mexoro agreed to sell its Guazapares Mining Project located in southwestern Chihuahua, Mexico (the “Guazapares Project”) to Paramount Gold de Mexico.  The Guazapares Project is comprised of twelve separate mining claims which are located in a close proximity to Paramount’s San Miguel mining discovery.

The closing under the Agreement is subject to the satisfaction of various conditions precedent prior to closing.  Under the terms of the Agreement, the purchase price will be paid in two stages. The first payment of US $3.7 million was deposited into an escrow account in conjunction with the execution of the Agreement, and will be released from escrow to Mexoro once the title of the 12 claims comprising the Guazapares Project has been re-registered in Paramount Gold de Mexico's name with the Mining Bureau in Mexico.  A 5.7% commission is payable upon the closing of the sale.

In addition to the US $3.7 million payment, an additional payment of US $1.6 million shall be due and payable to Mexoro if, within thirty six (36) months following the execution of the Agreement, either: (i) Paramount Gold de Mexico SA de C.V. is sold by Paramount, either through a stock sale or a sale of substantially all of its assets; or (ii) Paramount's San Miguel project is put into commercial production.

Mexoro had a preexisting relationship with Paramount prior to execution of the Agreement.   Between May and July, 2008, Mexoro granted three secured convertible debentures to Paramount for an aggregate principal amount of $1,370,000.  These convertible debentures were secured by security agreements in favor of Paramount from Mexoro and from its subsidiary, Sunburst de Mexico.   In March, 2009, Mexoro entered into an agreement with Paramount restructuring the payment terms of the debentures.  Pursuant to this restructuring agreement, Mexoro paid $1,000,000 to Paramount to cancel two of its debentures, agreed to modify the terms of the third debenture to increase its face amount from $370,000 to $521,047.37, which, among other things, included interest accrued to March 31, 2009.   Mexoro also issued Paramount 150,000 shares of its common stock as part of a restructuring fee, and Paramount released it security interest in Mexoro’s Cieneguita properties. Subsequent to the initial restructuring, Mexoro has paid Paramount an additional $300,000, leaving a remaining unpaid principal balance on the third debenture of approximately $221,000, and has issued Paramount an additional 100,000 shares of common stock as a fee for further extension of the due date of the third debenture.  As part of the Agreement for purchase of the Guazapares properties, Paramount has agreed to defer all remaining payments due on the third debenture until closing, and to take its final payment out of the funds deposited in escrow for the Guazapares transaction.

The foregoing description of the Agreement for the Assignment of Mining Agreements does not purport to be complete and is qualified in its entirety by reference to the complete translated text of the Agreement for the Assignment of Mining Agreements, which is filed as Exhibit 10.34 hereto and incorporated herein by reference.   The attached Agreement is a translation from Spanish to English.  In the event of a conflict between the Spanish and English versions of the Agreement, the Spanish version of the Agreement will control.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibit 10.34 - Agreement for the Assignment of Mining Agreements dated July 8, 2009, by and between Mexoro Minerals, Ltd., its subsidiary, Sunburst Mining de México S.A. de C.V,  Paramount Gold and Silver Corp., a Delaware corporation,  and its subsidiary, Paramount Gold de Mexico S.A. de C.V., a Mexican corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

MEXORO MINERALS, LTD.

By:  /s/Barry Quiroz                 __

Barry Quiroz, President

July 21, 2009